Exhibit 32.2

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of First PacTrust Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on August 16, 2010, (the “Report”), I, Regan Lauer, Senior Vice President and Controller (Principal Financial and Accounting Officer) of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of June 30, 2010 and for the periods presented in the financial statements included in such report.

/s/ Regan Lauer
Name: Regan Lauer
Title: Senior Vice President/Controller
(Principal Financial and Accounting Officer)
Date: August 16, 2010